UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2022

WEREWOLF THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40366	82-3523180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 Massachusetts Ave, Ste 210 Cambridge, Massachusetts	02138
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 952-0555

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOWL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On April 12, 2022 (the “Closing Date”), Werewolf Therapeutics, Inc. (the “Company”) entered into an Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with Pacific Western Bank (“PWB”), which amended and restated in its entirety that certain Loan and Security Agreement dated May 29, 2020, as subsequently amended on December 22, 2020 and February 18, 2021, between the Company and PWB. Under the terms of the Loan Agreement, PWB made available term loans in an aggregate principal amount of up to $40.0 million (the “Term Loans”), consisting of (i) a term loan in the aggregate principal amount of up to $20.0 million available at any time after the Closing Date until February 28, 2024, as extended to August 31, 2024 upon the satisfaction of certain conditions set forth in the Loan Agreement (such date, the “Amortization Date”), and (ii) a term loan in the aggregate principal amount of up to $20.0 million available at any time after the Closing Date until the Amortization Date upon the acceptance by the U.S. Food and Drug Administration of two investigational new drug application submissions on or before March 31, 2023. As of the Closing Date, the Term Loans remain undrawn.

The Term Loans bear interest on the outstanding daily balance at a floating annual rate equal to greater of: (i) 0.5% above the prime rate then in effect or (ii) 4.50%. If the prime rate changes throughout the term, the interest rate is adjusted effective on the date of the prime rate change. All interest chargeable under the Loan Agreement is computed on a 360-day year for the actual number of days elapsed, with interest payable monthly. The Loan Agreement provides for interest-only payments until the Amortization Date, at which time the aggregate outstanding principal balance of the Term Loans is required to be repaid in monthly installments on a 24-month repayment schedule. All unpaid principal and accrued and unpaid interest with respect to the Term Loans is due and payable in full on February 28, 2026, as extended to August 31, 2026 upon the satisfaction of certain conditions set forth in the Loan Agreement (the “Maturity Date”). At the Company’s option, the Company may elect to prepay all, or any part, of the outstanding Term Loans at any time without premium or penalty.

The Company is obligated to pay PWB a fee in the event of certain corporate transactions equal to either (i) the greater of (a) $200,000 and (b) 2.00% of the amount drawn under the Term Loans for a transaction occurring on or prior to March 31, 2023, or (ii) for any transaction occurring thereafter, the greater of (a) $400,000 and (b) 4.00% of the amount drawn under the Term Loans (the “Success Fee”). The Success Fee survives ten years from the date of payment of the Term Loans in full, such that, if the Loan Agreement is terminated prior to the payment of the Success Fee, the Company will remain obligated to pay the Success Fee upon the occurrence of a Success Fee Event during such ten-year period.

All outstanding obligations under the Loan Agreement are secured by the Company’s personal property (exclusive of any intellectual property), and are subject to acceleration upon an event of default. In connection with the Loan Agreement, the Company is required to comply with certain negative covenants, which among other things, restrict the Company from (i) incurring future debt or granting liens, (ii) effectuating a merger or consolidation with or into any other business organization, (iii) paying dividends or making certain other distributions, (iv) selling or otherwise transferring its assets, and (v) making investments in any entities or instruments, subject, in each case, to certain exceptions specified in the Loan Agreement. The Loan Agreement also contains standard affirmative covenants, including with respect to the issuance of audited consolidated financial statements, insurance, and maintenance of good standing and government compliance in the Company’s state of formation. On or before September 30, 2023, the Company is required to raise aggregate gross cash process of at least $50.0 million from the sale or issuance of its equity or from strategic partnerships or any similar transaction. From after receipt of those proceeds, the Company is required to maintain at all times at least $20.0 million of unrestricted cash in accounts with PWB. The failure by the Company to comply with any of the foregoing covenants would result in an event of default under the Loan Agreement.

In addition, PWB has the right to accelerate all outstanding obligations of the Company under the Loan Agreement or terminate any remaining Term Loan commitments in the event of a material adverse effect on (i) the operations, business or financial condition of the Company, (ii) the Company’s ability to repay any portion of the Term Loans or perform any of its other obligations under the Loan Agreement and (iii) the Company’s interest in, or the value, perfection or priority of PWB’s security interest in the collateral.

The foregoing description of the Loan Agreement is qualified in its entirety by the text of the Loan Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 12, 2022, Sakae Asanuma submitted his resignation from the Board of Directors of the Company effective as of April 15, 2022.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Loan and Security Agreement, dated as of April 12, 2022, by and between the Registrant and Pacific Western Bank

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEREWOLF THERAPEUTICS, INC.

Date: April 15, 2022	By:	/s/ Timothy W. Trost
Timothy W. Trost
Chief Financial Officer and Treasurer